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                                   EXHIBIT 24
                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer and/or director of Worthington Industries, Inc., an Ohio corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1934, a Registration Statement (and/or amendments thereto) on Form S-3, with respect to its Dividend Reinvestment and Stock Purchase Plan, hereby constitutes and appoints Donal H. Malenick and Dale
T. Brinkman, her true and lawful attorneys-in-fact and agents, with full power to act without the other, for her and in her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 27th day of February, 1999.

                                 /S/MARY SCHIAVO
                                 -----------------------------------
                                 Mary Schiavo